Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1995 - B Owner Trust
                        For the Month of February 1999
                      Distribution Date of March 15, 1999
                           Servicer Certificate #41

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $72,225,576.20
Beginning Pool Factor                                           0.1375852

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,585,113.32
     Interest Collected                                       $510,493.69

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $97,112.70
Total Additional Deposits                                      $97,112.70

Repos / Chargeoffs                                             $29,590.68
Aggregate Number of Notes Charged Off                                  64

Total Available Funds                                       $7,192,719.71

Ending Pool Balance                                        $65,610,872.20
Ending Pool Factor                                              0.1249846

Servicing Fee                                                  $60,187.98

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,212,007.30
     Target Percentage                                               5.50%
     Target Balance                                         $3,608,597.97
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($188,026.37)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.647%
Current Weighted Average Remaining Term (months):                   15.91

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days           $1,152,324.62       745
                                31 - 60 days            $216,313.83       167
                                60+  days                $89,601.55        40

     Total:                                           $1,458,240.00       761

     Balances:                  60+  days               $787,641.79        40

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $35,534.76
+    Excess Serv.                                       $152,491.61
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,212,007.30

Exhibit 20.1
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of February 1999

                                                                                  NOTES
                                                            (Money Market)
                                            TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                  $72,225,576.20
Ending Pool Balance                     $65,610,872.20

Collected Principal                      $6,585,113.32
Collected Interest                         $510,493.69
Charge - Offs                               $29,590.68
Liquidation Proceeds / Recoveries           $97,112.70
Servicing                                   $60,187.98
Cash Transfer from Reserve Account               $0.00
Total Collections Available
   for Debt Service                      $7,132,531.73

Beginning Balance                       $72,225,576.20               $0.00              $0.00     $63,763,235.01      $8,462,341.19

Interest Due                               $365,336.12               $0.00              $0.00        $321,472.98         $43,863.14
Interest Paid                              $365,336.12               $0.00              $0.00        $321,472.98         $43,863.14
Principal Due                            $6,614,704.00               $0.00              $0.00      $6,383,189.36        $231,514.64
Principal Paid                           $6,614,704.00               $0.00              $0.00      $6,383,189.36        $231,514.64

Ending Balance                          $65,610,872.20               $0.00              $0.00     $57,380,045.65      $8,230,826.55
Note / Certificate Pool Factor                                      0.0000             0.0000             0.2018             0.4479
   (Ending Balance / Original Pool Amount)
Total Distributions                      $6,980,040.12               $0.00              $0.00      $6,704,662.34        $275,377.78

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                           $152,491.61
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,212,007.30
(Release) / Draw                          ($188,026.37)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.1
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of February 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   5                 4                3               2                1
                                Oct-98            Nov-98           Dec-98          Jan-99           Feb-99
Beginning Pool Balance      $98,177,121.95   $91,146,191.22   $85,074,812.76   $78,776,227.46   $72,225,576.20

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $57,127.09       $22,705.25       $36,767.64        $3,166.41       $29,590.68
    Recoveries                  $33,287.88       $94,952.19       $47,943.66       $95,465.41       $97,112.70

Total Charged Off (Months 5, 4, 3)              $116,599.98
Total Recoveries (Months 3, 2, 1)               $240,521.77
Net Loss / (Recoveries) for 3 Mos              ($123,921.79(a)

Total Balance (Months 5, 4, 3)              $274,398,125.93(b)

Loss Ratio Annualized  [(a/b) * (12)]               -0.5419%

Trigger:  Is Ratio > 1.5%                                No
                                                                   Dec-98          Jan-99           Feb-99

B)   Delinquency Trigger:                                           $547,121.84   $981,806.51      $787,641.79
     Balance delinquency 60+ days                                      0.64311%      1.24632%         1.09053%
     As % of Beginning Pool Balance                                    1.13397%      1.13773%         0.99332%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                    2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer